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                                                                       EXHIBIT 5

                      [MIRO WEINER & KRAMER LETTERHEAD]


                              September 19, 1997



Taubman Centers, Inc.
200 East Long Lake Road
Suite 300
Bloomfield Hills, Michigan  48303-0200

         Re:  Registration Statement on Form S-3, Registration No. 333-35433

Gentlemen:

         Reference is made to the above-referenced Registration Statement, as amended (the "Registration Statement"), and the Prospectus included in the Registration Statement at the time it is declared effective (the "Prospectus"), filed with the Securities and Exchange Commission. We have acted as counsel to you (the "Company") in connection with the filing of the Registration Statement and the Company's registration for offering under the Securities Act of 1933 of up to $500 million aggregate initial offering price of (i) shares of the Company's Common Stock, (ii) shares of the Company's Preferred Stock, (iii) Preferred Stock represented by depositary shares (the "Depositary Shares"), and
(iv) warrants to purchase shares of Common Stock or Preferred Stock (the "Warrants" and, together with the Common Stock, the Preferred Stock, and the Depositary Shares, the "Securities"). Terms used and not otherwise defined in this opinion letter have the meanings ascribed to them in the Registration Statement.

         In our capacity as counsel to the Company, we have examined such documents and other information as we deemed necessary and relevant as a basis for the opinions expressed below. In such examinations, we have assumed the genuineness of all signatures, the legal capacity of all individuals who have executed documents we reviewed, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies. As to various questions of fact material to such opinions, we have relied upon statements or certificates of officers and representatives of the Company and others.

         We assume that prior to the issuance of any shares of Preferred Stock or Common Stock or of any Warrants or Depositary Shares, there will exist, under the Company's Articles, the requisite number of authorized but unissued shares of Preferred Stock or Common Stock, as the case may be, and that all actions necessary to the creation of any such Preferred Stock, including the filing of an amendment to the Articles establishing the terms of such Preferred Stock, will have been taken. We further assume that appropriate certificates representing shares of Preferred Stock or Common Stock will be executed and delivered upon the issuance and sale of any shares of Preferred Stock or

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MIRO WEINER & KRAMER

Taubman Centers, Inc.
September 19, 1997
Page 2

Common Stock, as the case may be, and will comply with all applicable requirements of Michigan law. We further assume that any Depositary Shares will be issued under one or more valid and legally binding Deposit Agreements between the Company and a Depositary and that any Warrants will be issued under a valid and legally binding Warrant Agreement that conforms to the description of a Warrant Agreement set forth in the Prospectus or applicable Prospectus Supplement. Finally, we assume that each underwriting agreement for an offering of the Securities (each, an "Underwriting Agreement") will be a valid and legally binding agreement that conforms to its description set forth in the applicable Prospectus Supplement.

         We assume that the issuance, sale, amount, and terms of the Securities to be offered from time to time will be authorized and determined by proper action of the Board of Directors of the Company in accordance with the parameters described in the Registration Statement and in accordance with the Company's Articles and Bylaws and with applicable Michigan law (each, a "Board Action"). To the extent that the Company's obligations under any agreement directly pertaining to the issuance of Securities is dependent upon such matters, we assume for purposes of this opinion letter that each other party to such agreement has duly and validly authorized, executed, and delivered such agreement and is duly qualified to perform all of such party's obligations under such agreement and that such agreement is enforceable against each such party in accordance with the agreement's terms.

         Based upon and subject to the foregoing, we are of the opinion that:

         1. upon due authorization by Board Action of an issuance of Common Stock, and upon issuance and delivery of certificates for shares of such Common Stock against payment therefor in accordance with the terms of such Board Action, the Registration Statement, the Prospectus, the applicable Prospectus Supplement, and any applicable Underwriting Agreement, or upon issuance and delivery of certificates for shares of such Common Stock pursuant to the exercise of one or more Common Stock Warrants, the shares of Common Stock represented by such certificates will be duly authorized and validly issued, fully paid, and nonassessable;

         2. when a series of Preferred Stock has been duly authorized and established in accordance with the applicable Board
                 Action, and upon issuance and delivery of certificates for shares of such series of Preferred Stock against payment therefor in accordance with the terms of such Board Action, the Registration Statement, the Prospectus, the applicable Prospectus Supplement, and any applicable Underwriting Agreement, or upon issuance and delivery of certificates for shares of such series of Preferred Stock pursuant to the exercise of one or more Preferred Stock Warrants, the shares of Preferred Stock represented by such certificates will be duly authorized and validly issued, fully paid and nonassessable;
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MIRO WEINER & KRAMER

Taubman Centers, Inc.
September 19, 1997
Page 3

         3. when the Common Stock Warrants have been duly established by the relevant Warrant Agreement, duly authenticated by the Warrant Agent, and duly authorized and established by the applicable Board Action, and when warrant certificates representing the Common Stock Warrants have been duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of such Board Action, the Registration Statement, the Prospectus, the applicable Prospectus Supplement, and any applicable Underwriting Agreement, the Common Stock Warrants will be duly authorized and will constitute valid obligations of the Company;

         4. when a series of Preferred Stock has been duly authorized and established in accordance with the applicable Board
                 Action, when the Preferred Stock Warrants for such series of Preferred Stock have been duly established by the related Preferred Stock Warrant Agreement, duly authenticated by the Warrant Agent, and duly authorized and established by the applicable Board Action, and when warrant certificates representing the Preferred Stock Warrants have been duly executed and delivered against payment therefor in accordance with the terms of such Board Action, the Preferred Stock Warrant Agreement, the Registration Statement, the Prospectus, the applicable Prospectus Supplement, and any applicable Underwriting Agreement, the Preferred Stock Warrants will be duly authorized and will constitute valid obligations of the Company; and

         5. when a series of Preferred Stock has been duly authorized and established in accordance with the applicable Board
                 Action, when Depositary Shares for such series have been duly authorized in accordance with the applicable Board Action, and when Depositary Receipts representing such Depositary Shares have been duly executed and delivered by the Depositary against payment therefor in the manner contemplated by such Board Action, the Deposit Agreement, the Registration Statement, the Prospectus, the applicable Prospectus Supplement, and any applicable Underwriting Agreement, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Receipts and such Deposit Agreement.

         The opinions stated above relating to the validity and binding nature of obligations of the Company are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, or similar rights affecting creditors' rights generally and to the effect of general principles of equity, regardless of whether considered in a proceeding at law or in equity. The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions are implied or should be inferred.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the


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MIRO WEINER & KRAMER

Taubman Centers, Inc.
September 19, 1997
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reference to our firm under the heading "Legal Matters" in the Prospectus.

                                        Sincerely yours,

                                        /s/ MIRO WEINER & KRAMER